Exhibit 99.1

Contact:  Walter H. Hasselbring, III
                 (815) 432-2476
IF BANCORP, INC. ANNOUNCES RESULTS FOR SECOND QUARTER
OF FISCAL YEAR 2019

Watseka, Illinois, January 30, 2019 - IF Bancorp, Inc. (NASDAQ: IROQ) (the “Company”) the holding company for Iroquois Federal Savings and Loan Association (the “Association”), announced unaudited net income of $787,000, or $0.22 per basic and diluted share, for the three months ended December 31, 2018, compared to net loss of $(728,000), or $(0.20) per basic and diluted share, for the three months ended December 31, 2017.  The quarter ended December 31, 2017 included an additional $1.3 million income tax expense due to a downward adjustment to our net deferred tax assets (“DTA”) related to the Tax Cuts and Jobs Act (the “Tax Act”) enacted on December 22, 2017.  The Tax Act provided for a reduction in the corporate income tax rate from 35% to 21% effective January 1, 2018, which resulted in the downward adjustment to our DTA.
For the three months ended December 31, 2018, net interest income was $4.5 million compared to $4.4 million for the three months ended December 31, 2017.  The provision for loan losses was $138,000 for the three months ended December 31, 2018, compared to a reduction or credit of $50,000 for the three months ended December 31, 2017.  Interest and dividend income increased to $6.7 million for the three months ended December 31, 2018, from $5.7 million for the three months ended December 31, 2017.  Interest expense increased to $2.2 million for the three months ended December 31, 2018, from $1.2 million for the three months ended December 31, 2017.  Non-interest income increased to $1.0 million for the three months ended December 31, 2018, from $977,000 for the three months ended December 31, 2017.  Non-interest expense decreased to $4.3 million for the three months ended December 31, 2018, from $4.5 million for the three months ended December 31, 2017.  Provision for income tax decreased to $279,000 for the three months ended December 31, 2018, from $1.7 million for the three months ended December 31, 2017.
The Company announced unaudited net income of $1.7 million, or $0.48 per basic share and $0.47 per diluted share for the six months ended December 31, 2018, compared to $247,000, or $0.07 per basic and diluted share for the six months ended December 31, 2017.  Net income for the six months ended December 31, 2017, was impacted by the DTA adjustment in the second quarter, as discussed above.  For the six months ended December 31, 2018, net interest income was $9.0 million compared to $8.9 million for the six months ended December 31, 2017.  The provision for loan losses increased to $375,000 for the six months ended December 31, 2018, from $358,000 for the six months ended December 31, 2017.  Interest and dividend income increased to $13.1 million for the six months ended December 31, 2018, from $11.1 million for the six months ended December 31, 2017.  Interest expense increased to $4.1 million for the six months ended December 31, 2018 from $2.3 million for the six months ended December 31, 2017.  Non-interest income increased to $2.3 million for the six months ended December 31, 2018, from $2.1 million for the six months ended December 31, 2017.  Non-interest expense increased to $8.6 million for the six months ended December 31, 2018 from $8.2 million for the six months ended December 31, 2017.  Provision for income tax decreased to $624,000 for the six months ended December 31, 2018, from $2.2 million for the six months ended December 31, 2017.
Total assets at December 31, 2018 were $664.3 million compared to $638.9 million at June 30, 2018.  Cash and cash equivalents increased to $7.0 million at December 31, 2018, from $4.8 million at June 30, 2018.  Investment securities increased to $127.6 million at December 31, 2018, from $126.0 million at June 30, 2018.  Net loans receivable increased to $494.2 million at December 31, 2018, from $476.5 million at June 30, 2018.  Deposits increased to $493.7 million at December 31, 2018, from $480.4 million at June 30, 2018.  Total borrowings, including repurchase agreements, increased to $84.3 million at December 31, 2018 from $69.8 million at June 30, 2018.  Stockholders’ equity decreased to $78.5 million at December 31, 2018 from $81.7 million at June 30, 2018.  Equity decreased due to the repurchase of 255,000 shares of common stock at an aggregate cost of approximately $5.4 million and the payment of approximately $453,000 in dividends to our shareholders, partially offset by an increase of $673,000 in accumulated other comprehensive income, net of tax, net income of $1.7 million, and ESOP and stock equity plan activity of $335,000.
IF Bancorp, Inc. is the savings and loan holding company for Iroquois Federal Savings and Loan Association (the “Association”).  The Association, originally chartered in 1883 and headquartered in Watseka, Illinois, conducts its operations from seven full-service banking offices located in Watseka, Danville, Clifton, Hoopeston, Savoy, Bourbonnais, and Champaign, Illinois and a loan production and wealth management office in Osage Beach, Missouri.  The principal activity of the Association’s wholly-owned subsidiary, L.C.I. Service Corporation, is the sale of property and casualty insurance.

This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.
 The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.
Selected Income Statement Data
(Dollars in thousands, except per share data)
	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2018	2017	2018	2017
	(unaudited)
Interest and dividend income	$6,658	$5,670	$13,077	$11,138
Interest expense	2,167	1,223	4,124	2,280
Net interest income	4,491	4,447	8,953	8,858
Provision (credit) for loan losses	138	(50)	375	358
Net interest income after provision for loan losses	4,353	4,497	8,578	8,500
Non-interest income	1,043	977	2,321	2,145
Non-interest expense	4,330	4,523	8,554	8,181
Income before taxes	1,066	951	2,345	2,464
Income tax expense	279	1,679	624	2,217

Net income (loss)	$787	$(728)	$1,721	$247

Earnings (loss) per share (1)
Basic	$0.22	$(0.20)	$0.48	$0.07
Diluted	$0.22	$(0.20)	$0.47	$0.07
Weighted average shares outstanding (1)
Basic	3,570,668	3,678,195	3,597,148	3,675,789
Diluted	3,624,143	3,712,253	3,659,831	3,710,401
			footnotes on following page

Performance Ratios
	For the Six Months Ended December 31, 2018	For the Year Ended June 30, 2018
	(unaudited)
Return on average assets	0.53%	0.28%
Return on average equity	4.24%	2.09%
Net interest margin on average interest earning assets	2.84%	2.93%

Selected Balance Sheet Data
(Dollars in thousands, except per share data)
	At December 31, 2018	At June 30, 2018
	(unaudited)
Assets	$664,274	$638,923
Cash and cash equivalents	7,018	4,754
Investment securities	127,648	125,996
Net loans receivable	494,240	476,480
Deposits	493,719	480,421
Federal Home Loan Bank borrowings and repurchase agreements	84,340	69,781
Total stockholders’ equity	78,521	81,675
Book value per share (2)	21.71	21.10
Average stockholders’ equity to average total assets	12.41%	13.48%

Asset Quality
(Dollars in thousands)
	At December 31, 2018	At June 30, 2018
	(unaudited)
Non-performing assets (3)	$3,253	$7,048
Allowance for loan losses	6,319	5,945
Non-performing assets to total assets	0.49%	1.10%
Allowance for losses to total loans	1.26%	1.23%

(1)	Shares outstanding do not include ESOP shares not committed for release.
(2)	Total stockholders’ equity divided by shares outstanding of 3,616,408 at December 31, 2018, and 3,871,408 at June 30, 2018.
(3)	Non-performing assets include non-accrual loans, loans past due 90 days or more and accruing, and foreclosed assets held for sale.